UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

(b)	Departure of Directors.

Effective January 1, 2009, Thomas H. Evans and Mark M. Freestate resigned from the Board of Directors of Shore Bancshares, Inc. (the “Company”) in an effort to reduce the number of employee-directors.  Mr. Evans will continue in his positions as President, Chief Executive Officer and a director of The Felton Bank, and Mr. Freestate will continue in his positions as a Vice President and an insurance producer of The Avon-Dixon Agency, LLC and as a director of The Centreville National Bank of Maryland (“Centreville National Bank”).  As compensation for giving up his Board seat, Mr. Evans will receive a $6,000 salary adjustment, which, together with an annual adjustment of $3,750, brings his 2009 salary to $134,750. For giving up his Board seat, Mr. Freestate will receive a one-time lump sum payment of $6,000.

The Board hopes to fill the vacancies created by these resignations with non-employee directors in the next few months.

(e)	Changes to Compensatory Arrangements.

Amendment of Talbot Bank Supplemental Deferred Compensation Plan—On December 31, 2008, the Board of Directors of The Talbot Bank of Easton, Maryland amended The Talbot Bank of Easton, Maryland Supplemental Deferred Compensation Plan (the “Talbot Plan”), which was adopted in 1996 for the benefit of W. Moorhead Vermilye, the Company’s President and Chief Executive Officer, to correct certain section references and to ensure that the Talbot Plan complies with Section 409A of the Internal Revenue Code (“Section 409A”).  A copy of the amendment is attached hereto as Exhibit 10.1.  The material changes to the Talbot Plan were as follows:  (i) the benefit payment may now be made only upon a “separation from service” as contemplated by Section 409A; (ii) the timing of the payment was changed so that it will generally be made within 90 days of a termination of employment (including because of death), except in the case where Mr. Vermilye is considered to be a “specified employee” as contemplated by Section 409A at the time of termination, in which case the payment will be made, with interest, six months after termination; and (iii) the payment may be accelerated under certain circumstances if the Talbot Plan is terminated and liquidated in accordance with Section 409A.

Amendment of Centreville National Bank Deferred Compensation Arrangements—On December 31, 2008, the Board of Directors of Centreville National Bank and two of its directors (Mark M. Freestate and Jerry F. Pierson) entered into Amended and Restated Director Indexed Fee Continuation Plan Agreements (the “CNB Director Agreements”) to clarify certain provisions and ensure that such agreements comply with Section 409A.  A copy of the amended and restated agreement is attached hereto as Exhibit 10.2.  The material changes to the CNB Director Agreements were as follows:  (i) the term “change of control” was redefined so that it conforms to the definition given such term in Section 409A; (ii) payments may be made only following a “separation from service” as contemplated by Section 409A; (iii) in the case where a participant-director is considered to be a “specified employee” as contemplated by Section 409A at the time of termination, installment payments will be delayed for six months after termination, with the first six installments aggregated and paid on the first day of the seventh month following termination; (iv) certain accelerated payments are now permitted, subject to compliance with Section 409A; (v) Centreville National Bank may now permit the director-participant to change the time and form of benefit payments, subject to certain conditions on timing of the change and of payments; and (vi) payments may be aggregated and accelerated under certain circumstances if the CNB Director Agreements are terminated and liquidated in accordance with Section 409A.

These changes were also made to the same agreements that are in place for three former directors of Centreville National Bank (Messrs. Bryan, Carmean, and Cannon) and to a substantially identical Executive Supplemental Retirement Plan Agreement with Centreville National Bank’s former President/CEO, Daniel T. Cannon.

Change to Director Fee Arrangements and Salary Increases—Effective January 1, 2009, the Boards of Directors of the Company and its bank subsidiaries determined to stop paying director’s fees to directors who are employed by the Company and/or its subsidiaries.  To account for this change in policy, the Boards granted each of these employee-directors a one-time salary increase.  Information about these increases is provided in the following table:

Name	Board Seats for which Fees Eliminated	Salary Increase	New 2009 Salary (1)
W. Moorhead Vermilye	Shore Bancshares, Talbot Bank, Felton Bank	$15,000	$324,000

Lloyd L. Beatty, Jr.	Shore Bancshares, Talbot Bank	22,000	294,000

William W. Duncan, Jr.	Shore Bancshares	6,000	284,100

F. Winfield Trice, Jr.	Shore Bancshares	6,000	222,300
(1) Amounts also include increases based on annual salary reviews.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed with this report are listed on the Exhibit Index which immediately follows the signatures hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: January 6, 2009	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to The Talbot Bank of Easton, Maryland Supplemental Deferred Compensation Plan for the benefit of W. Moorhead Vermilye (filed herewith).

10.2	Form of Amended and Restated Director Indexed Fee Continuation Plan Agreement between Centreville National Bank and Messrs. Freestate and Pierson (filed herewith).